EXHIBIT 3.157
ARTICLES OF ORGANIZATION FOR
THE NATIONAL DEAF ACADEMY, LLC,
A FLORIDA LIMITED LIABILITY COMPANY
ARTICLE I
NAME
     The name of the Limited Liability Company is THE NATIONAL DEAF ACADEMY, LLC.
ARTICLE II
ADDRESS
     The mailing address and street address of the principal office of the Limited Liability Company is 152 Lincoln Avenue, Winter Park, Florida 32789.
ARTICLE III
DURATION
     The period of duration for the Limited Liability Company shall be perpetual.
ARTICLE IV
MANAGEMENT
     The Limited Liability Company is to be managed by its members, and the names and addresses of the members are:

Zeus Enterprises, LLC	152 Lincoln Avenue
Winter Park, Florida 32789

Elena Enterprises, LLC	655 5th Avenue North
Safety Harbor, Florida 34695
ARTICLE V
INITIAL REGISTERED OFFICE AND AGENT
     The address of the initial Registered Office of the Limited Liability Company is 1650 Park Avenue North, Maitland, Florida 32751 and the initial Registered Agent at such address is Alan M. Cohen.

     IN WITNESS WHEREOF, the undersigned affirm that, under penalties of perjury, the facts stated herein are true, and the undersigned members have executed these Articles of Organization this 20th day of June, 2000.

ZEUS ENDEAVORS, LLC

/s/ Dr. Alan M. Cohen

Dr. Alan M. Cohen, Managing Member

ELENA ENTERPRISES, LLC

/s/ Jennifer Tresh

Jennifer Tresh, Managing Member

ACCEPTANCE OF APPOINTMENT
BY INITIAL REGISTERED AGENT
     THE UNDERSIGNED, an individual resident of the State of Florida, having been named in Article V of the foregoing Articles of Organization as initial Registered Agent at the office designated therein, hereby accepts such appointment and agrees to act in such capacity. The undersigned hereby states that he is familiar with, and hereby accepts, the obligations set forth in Section 608.407, Florida Statues, and the undersigned will further comply with any other provisions of law made applicable to him as Registered Agent of the limited liability company.
     DATED this 20th day of June, 2000.

/s/ Alan M. Cohen

Alan M. Cohen, Registered Agent

3